Exhibit 99.4

MEDICINE MAN TECHNOLOGIES enters into agreement to acquire MedPharm Holdings, LLC

Medicine Man Technologies adds marijuana research company, branded product lines and intellectual property development capabilities to their international base of over 100 clients

DENVER – January 15, 2019 – Medicine Man Technologies (OTCQX: MDCL), a leading consulting, IP licensing and products company in the cannabis industry, has signed binding term sheets and conditions for acquisition of MedPharm Holdings, LLC, an intellectual property development and holding company focused on cannabis research and product/brand development.

MedPharm Holdings, LLC provides extraction expertise, cannabis pharmaceutical-grade dosage forms using current "Good Manufacturing Practices” that include pre-formulation; formulation development; commercial manufacturing; analytical method development and validation; and routine quality control analysis and stability studies. MedPharm’s capabilities also allow for in-depth analysis to include clinical studies. MedPharm’s popular brands include: Aliviar, a medically focused line with a proprietary blend of cannabinoids, terpenes, niosomes, essential oils and other excipients; become, a pure cannabis concentrate marketed to the female demographic and BATCH, high-quality extracts for the connoisseur.

MedPharm Holdings, LLC has two licensees. The first is MX, LLC in Colorado, an extraction and marijuana-infused products company, which holds the only Colorado state cannabis research license. The second is MedPharm Iowa, a vertically integrated medical marijuana company. MedPharm Holdings, LLC also has a pending application for a federal research Bulk Manufacturer license to provide cannabis and cannabis dosage forms for research purposes.

MedPharm Holdings, LLC is currently solidifying an international expansion in South America and evaluating opportunities in other continents.

“This planned acquisition of MedPharm Holdings, LLC brings world-class processing, research and pharmaceutical-grade products to the Medicine Man Technologies’ portfolio. This is a significant step in becoming a dominant global operator, filling a key gap in our current products and services,” says Andy Williams, Medicine Man Technologies’ Chief Executive Officer. “We have had clients in 17 states and seven countries, this highly scalable product line allows us to leverage those existing relationships worldwide.”

The acquisition of MedPharm Holdings, LLC is expected to close sometime in the first quarter of 2019 pending completion of due diligence.

About Medicine Man Technologies, Inc.

Established in March 2014, the Company secured its first client/licensee in April 2014. To date, the Company has provided guidance for several clients that have successfully secured licenses to operate cannabis businesses within their state. The Company currently has or has had active clients in California, Iowa, Oregon, Colorado, Nevada, Illinois, Michigan, Arkansas, Pennsylvania, Florida, Ohio, Maryland, New York, Oklahoma, Massachusetts, Puerto Rico, Canada, Australia, Germany, and South Africa. The Company continues to focus on working with clients to 1) utilize its experience, technology, and training to help secure a license in states with newly emerging regulations, 2) deploy the Company's highly effective variable capacity constant harvest cultivation practices through its deployment of Cultivation MAX, and eliminate the liability of single grower dependence, 3) avoid the costly mistakes generally made in start-up, 4) stay engaged with an ever expanding team of licensees and partners, all focused on quality and safety that will "share" the ever-improving experience and knowledge of the network, and 5) continuing the expansion of our Brands Warehouse concept through entry into industry based cooperative agreements and pursuing other acquisitions as they prove suitable to our overall business development strategy.

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Safe Harbor Statement

This press release may contain forward-looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common and preferred stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, the Medicine Man Technologies may not be able to sustain growth or achieve profitability based on many factors including, but not limited to, general stock market conditions. Reference is hereby made to cautionary statements set forth in the Company's most recent SEC filings. We have incurred and will continue to incur significant expenses in the expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long-term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

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